SEVERANCE AGREEMENT AND GENERAL RELEASE
                     ---------------------------------------


         This Severance Agreement and General Release (this "Agreement") is entered into on June 26, 1996, effective as of June 15, 1996 among Bell Sports Corp., a Delaware corporation (the "Company"), American Recreation Company Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Old ARC"), and Stephen A. Silverstein (the "Executive").

         WHEREAS, the Executive currently serves as President and Chief Operating Officer and a Director of the Company, and also as President and Chief Executive Officer of Old ARC and the Bicycle and Bicycle Merchandise Division of the Company;

         WHEREAS, the Company, Old ARC and the Executive have entered into an Employment Agreement dated June 13, 1995 (the "Employment Agreement") pursuant to which the Company has agreed to employ the Executive upon the terms set forth therein; and

         WHEREAS, the Company, Old ARC and the Executive desire to set forth herein their mutual agreement with respect to the cessation of the Executive's employment with the Company and Old ARC and his service as a Director of the Company.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Old ARC and the Executive hereby agree as follows:

         1. Resignation: Termination of Employment and Directorship. On the date hereof, the Executive shall execute and deliver to the Company a resignation in the form attached hereto as Exhibit A, effective as of June 15, 1996 (the
Effective Date"), and the Executive shall as of the close of business on the Effective Date cease to be employed by the Company, Old ARC or any other direct or indirect subsidiary of the Company and shall also cease to serve as a Director of the Company or any direct or indirect Subsidiary of the Company.

         2. Severance Payments. The Company shall pay to the Executive on the Effective Date all amounts due to the Executive for salary accrued for services rendered through the Effective Date, plus a lump sum cash amount equal to $863,000 (the "Severance Payment"), being the amount which the Company, Old ARC and the Executive have agreed represents full payment of all amounts (including, without limitation, any amounts relating to salary, bonuses, long-term incentive awards, severance payments or other benefits) due Executive under the Employment Agreement; provided, however, that if the Executive shall have received any cash compensation from the Company or Old ARC for any period subsequent to June 15, 1996, the Severance Payment shall be reduced by an amount equal to such cash compensation,it being understood that there shall be no such reduction for benefits received in accordance with Sections 3, 4, 5 or 6 hereof.

         3. Reimbursement of Business Expenses. The Company shall honor each currently outstanding request submitted by the Executive prior to June 26, 1996 for reimbursement of business expenses incurred by the executive in accordance with Company policy and shall pay to the Executive all amounts due to the Executive as reimbursement of business expenses incurred by the Executive prior to the Effective Date in accordance with Company policy. Such reimbursement shall be made promptly following receipt by the Company of the Executive's request therefor, accompanied by supporting documentation satisfactory to the Company.

         4. Automobile. Prior to July 15, 1996, the Executive shall deliver to the Company the automobile leased by the Company and used by the Executive and any obligation of the Company or old ARC to provide the Executive with use of such automobile or to reimburse the Executive for certain costs and expenses related to Executive's use of an automobile shall terminate.

         5.  Cessation of Insurance Benefits.

         (a) Life Insurance. As of the Effective Date, the participation of the Executive in any life insurance or disability plan or program of the Company (or any subsidiary thereof) shall terminate, including any short-term and long-term disability and life insurance plan, any accidental death and dismemberment protection plan and any travel accident insurance plan. Except as expressly set forth in Section 5(b) of this Agreement, from and after the Effective Date neither the Company nor any subsidiary thereof shall have any obligation to provide the Executive with any insurance-related benefits, including the benefit described in Section 6 of the Employment Agreement (and related schedule 6) relating to the reimbursement of premiums on a whole life insurance policy.

         (b) Medical and Dental. The coverage of the Executive and his dependents under any medical and dental insurance plans or programs of the Company, as such plans or programs are in affect from time to time, shall continue through July 15, 1996. Except to the extent of COBRA benefits expressly required by law, after July 15, 1996 the Company shall have no obligation to provide the Executive or his dependents coverage under any medical or dental insurance plans or programs, including any obligation to reimburse the Executive for any costs and expenses, described in paragraph 3 of Schedule 6 of the Employment Agreement.

         6.  Other Benefits.

         (a) Profit Sharing Benefits. The Executive shall be entitled to make contributions to the Bell Sports Corp. Employees' Retirement and 401(k) Plan through the Effective Date in accordance with the terms thereof. As soon as reasonably practicable following the Effective Date, all benefits of the Executive which shall be vested and accrued as of the Effective Date under such Plan shall be distributed, as a roll-over distribution, in accordance with the terms of such Plan.

         (b) Stock Options. Any options to purchase shares of Common Stock of the Company granted to the Executive prior to the date of this Agreement pursuant to the Bell Sports Corp. Restated and Amended 1992 Management Stock Incentive Plan which remain unexercised at the Effective Date may thereafter be exercised only in such amounts, at such times and upon such terms as set forth in subparagraph (5) of paragraph (g) of such Plan. Any options to purchase shares of Common Stock of the Company granted to the Executive prior to the date of this Agreement pursuant to the American Recreation Company Holdings, Inc. Stock Option Plan, as amended, which remain unexercised on June 26, 1996 may thereafter be exercised only to the extent and subject to the conditions set forth in subparagraph (d) of paragraph 4 of such Plan.

         (c) Arizona Residence. As soon as practicable after the Effective Date, the Company shall purchase from the Executive the Executive's residence located at 8912 N. 65th Street, Town of Paradise Valley, Arizona 85253. The aggregate purchase price payable by the Company to the Executive for such residence shall be $1,115,000 plus reimbursement for the expenses (including any income taxes imposed upon the Executive with respect to such reimbursement and with respect to such income taxes (assuming a combined marginal income tax rate of 48.9%)) set forth on Exhibit B hereto, payable in cash upon the closing of such purchase (it being understood that the reimbursement in respect of income taxes shall be made at the same time). At the closing of such purchase, the Executive shall be required to execute and deliver to the Company a deed with respect to such residence, in form and substance substantially equivalent to that delivered to the Executive upon his purchase of such residence transferring to the Company all of the Executive's right, title and interest in and to such residence, free and clear of all encumbrances. The Company acknowledges that it is purchasing the said property in "as is" condition.

         (d) Long Island, New York Residence. The executive shall remain solely responsible for any and all costs and expenses relating to his residence on Long Island, New York, including the sale of such residence or any costs and expenses relating to the termination of any contract for the sale of such residence.

        7. Federal and State Withholding. The Company shall deduct from the amounts payable to the Executive pursuant to this agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form w-4 on file with the Company and all applicable social security taxes.

         8.   Releases.

         a) Release of the Company. The Executive, on behalf of himself and anyone claiming through him, including, but not limited to, his past, present and future spouses, family members, representatives, heirs, executors and administrators, and the predecessors, successors and assigns of each of them, hereby releases and agrees not to sue the Company, Old ARC or any of their respective divisions, subsidiaries, affiliates, other related entities (whether or not such entities are wholly owned) or the officers, directors, agents, attorneys or representatives thereof, or the predecessors, successors or assigns of each of them (hereinafter jointly referred to as the "Company Released Parties"), with respect to any and all known or unknown claims which the Executive now has, has ever had, or may in the future have, against any of the Company Released Parties for or related in any way to anything occurring from the beginning of time up to and including the Effective Date, including, without limiting the generality of the foregoing, any and all claims which in any way result from, arise out of, or relate to, the Executive's employment by the Company or Old ARC or the termination of such employment, including, but not limited to, any and all claims for severance or termination payments under any agreement between the Executive and the Company or Old ARC or any program or arrangement of the Company or Old ARC or any claims that could have been asserted by the Executive or on his behalf against any of the Company Released Parties in any federal, state or local court, commission, department or agency under any fair employment, contract or tort law, or any other federal, state or local law. regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act or the Age Discrimination in Employment Act, or under any compensation, bonus, severance, retirement or other benefit plan; provided, however, that nothing contained in this Section 8(a) shall apply to, or release the Company or Old ARC from, any obligation contained in this Agreement. The Executive expressly represents and warrants that he has not transferred or assigned any rights or causes of action that he might have against any of the Company Released Parties.

          (b)  Release of the  Executive.  The Company and Old ARC, on behalf of themselves and each of their respective divisions and subsidiaries, and the predecessors, successors and assigns of each of them, hereby release and agree not to sue the Executive or anyone else claiming through him including, but not limited to his past, present and future spouses, family members, representatives, heirs, executors and administrators, and the predecessors, successors and assigns of each of them (hereafter jointly referred to as the ("Executive Released Parties"), with respect to any and all known or unknown claims which the Company or Old ARC now has, has ever had, or may in the future have, against any of the Executive Released Parties for or related in any way to anything occurring from the beginning of time up to and including the Effective Date, including, without limiting the generality of the foregoing, any and all claims which in any way result from, arise out of, or relate to, the Executive's employment by the Company or Old ARC, his service as an officer of the Company or Old ARC, his service as a director of the Company or Old ARC or the termination of such employment or service, including but not limited to, any and all claims that could have been asserted by the Company or Old ARC or on behalf of either against any of the Executive Released Parties in any federal, state or local court, commission, department or agency, provided, however, that nothing contained in this section 8(b) shall apply to, or release the Executive from,
(i) any obligation contained in this Agreement or (ii) any claim or obligation relating to an act or omission by the Executive which an arbitrator or court of competent jurisdiction determines to constitute common law or statutory fraud. Each of the Company and Old ARC expressly represents and warrants that it has not transferred or assigned any rights or causes of action that it might have against any of the Executive Released Parties.

         9. Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action by the Company and Old ARC.

         10. Termination of Employment Agreement. Effective as of the date of this Agreement, the Employment Agreement (other than, to the extent set forth below, the provisions of Sections 10, 11 and 12 thereof) shall be terminated and shall have no further force or effect. Notwithstanding anything contained in this Agreement or the Employment Agreement to the contrary, (a) from and after the Effective date the Executive shall continue to be entitled to indemnification in respect of Proceedings (as defined in Section 10 of the Employment Agreement) relating to or arising out of the Executive's service prior to the Effective Date as a director, officer or employee of the Company (or, at the request of the Company, as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, including service with respect to employee benefit plans) to the extent, and subject to the conditions, set forth in section 10 of the Employment Agreement, (b) the obligations of the Executive under Section 11 of the Employment Agreement shall remain in full force and effect from and after the Effective Date and shall not be affected by the termination of the Employment Agreement or the cessation of the Executive's employment with the Company or Old ARC and (c) the obligations of the Executive under Section 12 of the Employment Agreement shall remain in full force and effect from and after the Employment Date and shall not be affected by the termination of the Employment Agreement or the cessation of the Executive's employment with the Company or Old ARC it being understood that, for purposes of such Section 12 of the Employment Agreement, the Non-Compete Period (as defined therein) shall expire on June 30, 1999). The applicable provisions of Sections 10, 11 and 12 of the Employment Agreement are attached hereto as Exhibit C and incorporated by reference herein.

         11. Successors: Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Company and Old ARC and their respective successors and assigns and by the Executive and by his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive's estate.

         12. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, postage prepaid, addressed (a) if to the Executive, to Stephen A. Silverstein, 7 Round Hill Lane, Sands Point, New York 11050, with a copy to Edward W. Kerson, Esq.., Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036-8299, and if to the Company or Old ARC, to Bell Sports Corp., 15170 N. Hayden, Suite 1, Scottsdale, Arizona 85260, attention Chairman, with a copy to Larry A. Barden, Esq., Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         13. Governing Law. Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws.

         14. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         15. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company and of Old ARC. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive, the Company or Old ARC to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive, the Company or old ARC may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         16. Acknowledgment by Executive. By executing this Agreement, the Executive expressly acknowledges that he has read this Agreement carefully, that he fully understands its terms and conditions, that he has been advised of his rights and has consulted an attorney prior to executing this Agreement, that he has been advised that he has at least 21 days within which to decide whether or not to execute this Agreement and that he intends to be legally bound by it. During a period of seven days following the date of his execution of this Agreement, the Executive shall have the right to revoke his release under
Section 8 of this Agreement of claims under the Age Discrimination in Employment Act by serving within such period written notice of revocation. If the Executive exercises his rights under the preceding sentence, he shall forfeit all amounts payable to him pursuant to this Agreement.

                   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company, Old ARC has caused this Agreement to be executed by a duly authorized officer of Old ARC and the Executive has executed this Agreement, in each case, as of the day and year first above written.



                                                  BELL SPORTS CORP.


                                                  By  Terry G. Lee
                                                      --------------------------
                                                      Terry G. Lee, Chairman and
                                                      Chief Executive Officer



                                                  AMERICAN RECREATION COMPANY
                                                  HOLDINGS, INC.

                                                  By  Terry G. Lee
                                                      --------------------------
                                                      Terry G. Lee, Chairman




                                                  EXECUTIVE:


                                                  Stephen A. Silverstein
                                                  ------------------------------
                                                  Stephen A. Silverstein

                                                                       EXHIBIT A



                                   RESIGNATION




                                  June 26, 1996




To: Terry G. Lee
    Chairman and Chief Executive Officer
    Bell Sports Corp.



         The undersigned, Stephen A. Silverstein, hereby resigns as (a) President and Chief Operating officer of Bell Sports Corp., (b) President and Chief Executive Officer of American Recreation Company Holdings, Inc., (c) President and Chief Executive Officer of the Bicycle and Bicycle Merchandise Division of Bell Sports, Inc., (d) Director of Bell Sports Corp. and (e) an officer or director of any direct or indirect subsidiary of Bell Sports Corp., in each case effective as of June 15, 1996.



                                                    ----------------------------
                                                       Stephen A. Silverstein

                                                                       EXHIBIT B

                              SCHEDULE OF EXPENSES


Expenses per SAS 6/17/96 Expense Report:
- ----------------------------------------

Arizona Home Expense                               8,132.36
Legal Bill                                         8,370.23
Home Mortgage Payments                             8,027.94
Interlink Home Appraisal                           1,060.00
Various Home Expense                              15,777.61
Additional Various Home Expense                    1,000.00
Chemical Bank Bridge Loan Interest                20,656.24
Chemical Bank Loan Interest to 7/5/96              1,488.72
Norwest Bank Lona Interest to 7/8/97               2,918.19
(33 days interest form 6/6/93 - 7/8/96)


Closing Costs on June 26, 1996:
- -------------------------------

HQA Dues                                            (308.33)
County Taxes 1/1/96 - 6/27/96                      3,074.31
County Taxes 1/1/96 - 3/12/96 (previously paid)   (1,247,29)

                                               ------------
                                     Subtotal     68,949.98

                  Less: Payments made to date    (26,379.61)
                                               ------------
                                        Total     42,570.37
                                               ============

                                                                       EXHIBIT C



                 SECTIONS 10, 11 AND 12 OF EMPLOYMENT AGREEMENT

      10.  Indemnification

                  (a) The Company agrees that, if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of the Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the law of the state of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for the advance. The request shall include an undertaking by the Executive to repay the advance, if it ultimately is determined he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under section 10(a) that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) The Company shall continue to maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         11. Confidentiality. The Executive shall at all times during the period of his employment and thereafter hold in confidence any and all Confidential Information (as defined below) that may have come or may come into his possession or within his knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of the Company or its controlled affiliates. The Executive agrees that neither he nor any person or enterprise controlled by him will for any reason directly or indirectly, for himself or any other person, use or disclose any trade secrets, proprietary or confidential information, inventions, manufacturing or industrial processes or procedures, patents, trademarks, trade names, customer lists, service marks, service names, copyrights, applications for any of the foregoing or licenses or other rights in respect thereof (collectively, "Confidential Information"), owned or used by, or licensed to, the Company or any of its controlled affiliates, provided that the Executive may disclose Confidential Information that has become generally available to the public other than as a result of a breach of this agreement by the Executive or pursuant to an order of a court of competent jurisdiction or of a governmental agency, department or commission. Upon termination of his employment under this agreement, the Executive shall promptly surrender to the Company all documents he believes contain Confidential Information and that are within his possession or control, other than documents to which the Executive is or was a party or that relate to the Executive or the basis, or purported basis, on which his employment was terminated.

         12.      Noncompetition and Nonsolicitation

                  (a) The Executive agrees that from the date of this agreement and subsequent to the termination of his employment under this agreement and continuing for the period that is the longer of 24 months (or, in case the Executive's employment is terminated by notice given by the Company in accordance with the second sentence of section 2, 12 months) following termination of employment or the period in respect of which salary continuation payments are required to be made under section 9(c)(i)(B) (the "Non-Compete Period"), neither he nor any person or enterprise controlled by him will become a stockholder, lender, director, officer, agent or employee of a corporation or member of or lender to a partnership, engage as a sole proprietor in any business, act as a consultant to any of the foregoing or otherwise engage directly or indirectly in any business that is in competition with the business then conducted by the Company or any of its controlled affiliates in any state in the United States or any other country in which the Company or any of its controlled affiliates has engaged in such business during the term of the Executive's employment under this agreement; provided, however, that the foregoing shall not prohibit the Executive from owning less than two percent of the outstanding securities of any class of capital stock of a corporation the securities of which are regularly traded or quoted on a national securities exchange or on an inter-dealer quotation system.

                  (b) The executive agrees that during the Non-Compete Period, neither he nor any person or enterprise controlled by him will (i) solicit for employment or employ any person who was employed by the Company or any of its controlled affiliates at any time within one year prior to the time of the act of solicitation or (ii) in any way cause, influence or participate in the employment of any such individual by anyone else.

                  (c) The Executive acknowledges that there is no adequate remedy at law for a breach of this section 12 and that, in the event of such a breach or attempted breach, the Company shall be entitled to injunctive or other equitable relief to prevent any such breach, attempted breach or continuing breach, without prejudice to any other remedies for damages or otherwise. The Executive agrees that the covenants in this section 12 are separate and are reasonable in their scope and duration and that the Executive shall not raise any issue of reasonableness as a defense in any proceeding to enforce any such covenant. Notwithstanding the foregoing, in the event that a covenant in this
Section 12 shall be deemed by any court to be unreasonably broad in any respect, the parties agree that the court may modify such covenant for the purpose of making such covenant reasonable in scope and duration. The validity, legality or enforceability of the remaining provisions of this agreement shall not be affected by any such modification.

                                   RESIGNATION




                                  June 26, 1996




To: Terry G. Lee
    Chairman and Chief Executive Officer
    Bell Sports Corp.



         The undersigned, Stephen A. Silverstein, hereby resigns as (a) President and Chief Operating Officer of Bell Sports Corp., (b) President and Chief Executive Officer of American Recreation Company Holdings, Inc., (c) President and Chief Executive Officer of the Bicycle and Bicycle Merchandise Division of Bell Sports, Inc., (d) Director of Bell Sports Corp. and (e) an officer or director of any direct or indirect subsidiary of Bell Sports Corp., in each case effective as of June 15, 1996.




                                                       Stephen A. Silverstein
                                                   -----------------------------
                                                       Stephen A. Silverstein
                                       14